As filed with the Securities and Exchange Commission on February 11, 2013

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

alternative fuels americas, inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0347728 (I.R.S. Employer Identification No.)

2131 Hollywood Boulevard, Suite 401 Hollywood, Florida (Addresses of Principal Executive Offices)	33020 (Zip Code)

________________

2011 Incentive Stock Plan

(Full title of the plan)

________________

Craig Frank

President and Chief Executive Officer

2131 Hollywood Boulevard, Suite 401

Hollywood, Florida 33020
(Name and address of agent for service)

(954) 367-7067
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☐ (Do not check if a smaller reporting company)	Smaller reporting company: ☒

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

2011 Incentive Stock Plan - Common Stock, par value $0.001 per share	2,500,000	$0.45	$1,125,000	$153.45

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate amount of shares of common stock to be offered or sold pursuant to the anti-dilution provisions contained in the employee benefit plan described herein.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act.

2

explanatory note

The purpose of this Registration Statement on Form S-8 (the “Registration Statement”) is to register an aggregate of 2,500,000 shares of Alternative Fuels Americas, Inc. (the “Company”) common stock, par value $0.001 per share (the “Common Stock”) which may be offered pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) prospectus

The information specified in Items 1 and 2 of Part I of the Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by the Registration Statement as required by Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Securities Exchange Commission are incorporated by reference in the Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	The Company’s other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document listed in the first bullet above;

•	The description of the Common Stock contained in the Company’s final prospectus (the “Final Prospectus”) dated February 7, 2012, filed pursuant to Rule 424(b)(3) under the Securities Act in connection with the Company’s Registration Statement on Form S-1 (File No. 335-177532); and

•	All other documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold.

Any statement contained in the Registration Statement or a document incorporated or deemed to be incorporated by reference in the Registration Statement will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained in the Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference in the Registration Statement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

3

Item 4. Description of Securities

Reference is made to the description of the Common Stock confined in the Final Prospectus incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel

The validity of the Common Stock being registered in the Registration Statement has been passed upon by Roetzel & Andress, Fort Lauderdale, Florida. A partner of Roetzel & Andress beneficially owns 100,000 shares of the Common Stock.

Item 6. Indemnification of Directors and Officers

The Company is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the  right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation

4

Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act on good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company’s Amended and Restated Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”) provides for such limitation of liability.

The Company’s Certificate of Incorporation, as amended, and its Bylaws, as amended (the “Bylaws”), subject to certain exemptions and conditions, require the Company to indemnify to the full extent permitted by the laws of the State of Delaware in the event each person who is involved in legal proceedings by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the Company’s best interests and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The Company is also required to advance to such persons expenses incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified. In addition, the Bylaws specifically provide that the indemnification rights granted thereunder are non-exclusive.

The foregoing statements are subject to the detailed provisions of Sections 102(b)(7) and 145 of the DGCL, the full text of the Company’s Certificate of Incorporation and the full text of the Company’s Bylaws.

Item 8. Exhibits

Exhibit Number	Description

3.1(i)	Certificate of Incorporation, as amended*
3.2	Bylaws, as amended*
5.1	Opinion of Roetzel & Andress**
10.2	2011 Stock Incentive Plan*
23.1	Consent of Independent Registered Public Accounting Firm**
23.2	Consent of Roetzel & Andress (included in Exhibit 5.1)**
24.1	Power of Attorney (contained in the signature page hereto)**

_______________

*	Filed as an Exhibit of the same number to the Company’s Registration Statement Form S-1 (File No. 333-177532), and incorporated herein by reference.

**	Filed herewith.

5

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alternative Fuels Americas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hollywood, Florida on February 11, 2013.

ALTERNATIVE FUELS AMERICAS, INC.

By:	/s/ Craig Frank
Craig Frank, President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Craig Frank and Thomas J. Bohannon and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming to all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date
/s/ Craig Frank Craig Frank	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2013

/s/ Thomas J. Bohannon Thomas J. Bohannon	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2013

/s/ Carrie Schwarz Carrie Schwarz	Director	February 11, 2013

/s/ Jodi Armani Jodi Armani	Director	February 11, 2013

7